UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2016 (May 9, 2016)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2016, Valeant Pharmaceuticals International, Inc. (the “Company”) issued a press release announcing that it expects to file its Form 10-Q for the quarter ended March 31, 2016 with the Securities and Exchange Commission and the Canadian Securities Regulators on or before June 10, 2016, well in advance of the July 31, 2016 deadline contemplated in the Company’s amended Credit Agreement.  The Company also reiterated its previously issued revenue and adjusted EPS (non-GAAP) guidance for the first quarter of 2016.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert L. Rosiello
Robert L. Rosiello
Executive Vice President, Chief Financial Officer

 Exhibit Index

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated May 9, 2016